UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2015

LEXARIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

#950 – 1130 West Pender Street, Vancouver, BC Canada	V6E 4A4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 602-1675

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Item 8.01 Other Items

On November 24, 2015, our board of directors approved a forward stock split of our authorized and issued and outstanding shares of common stock on a basis of 1 old share of common stock for 1.1 new shares of common stock. Upon effect of the forward stock split our authorized capital will increase 220,000,000 shares of common stock, par value $0.001 and our issued and outstanding shares will increase from 39,952,984 to 43,948,286 shares of common stock, with a par value of $0.001.

The reverse stock split has been reviewed by the Financial Industry Regulatory Authority ("FINRA") and the Canadian Securities Exchange ("CSE") have been approved for filing with an effective date of December 16, 2015.

The forward split will become effective with the OTC Markets at the opening of trading on December 16, 205 under the symbol “LXRPD”. The "D" will be placed on our ticker symbol for 20 business days. Our new CUSIP number is 52886N307.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing Lexaria announcing forward split filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

3.1	Certificate of Change filed with the Nevada Secretary of State on December 15, 2015 with an effective date of December 16, 2015
99.1	Press Release dated December 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA CORP.

____________________
Chris Bunka
CEO

Date: December 16, 2015